UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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THE L.S. STARRETT COMPANY

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THE L.S. STARRETT COMPANY

121 Crescent Street

Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 18, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company (the “Company”) will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 18, 2017, at 2:00 p.m. for the following purposes:

1.	To elect a class of three directors, each to hold office for a term of three years and until his successor is chosen and qualified;

2.	To hold a non-binding advisory vote on the compensation of named executive officers;

3.	To hold a non-binding advisory vote on the frequency of future advisory votes on compensation of named executive officers;

4.	To approve The L. S. Starrett Company 2017 Employees’ Stock Purchase Plan;

5.	To reapprove the material terms of the performance goals under The L. S. Starrett Company 2012 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

6.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2018; and

7.	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 18, 2017 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

/s/ STEVEN A. WILCOX, Clerk

Athol, Massachusetts

August 25, 2017

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on October 18, 2017. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at:

Proxy: http://www.starrett.com/u?Proxy

Annual Report: http://www.starrett.com/u?Annual_Report

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the Annual Meeting. If you do not instruct your broker on how to vote, your shares will not be voted on these matters.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET

ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 11, 2017 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 18, 2017, at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 18, 2017 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 6,219,238 shares of Class A Common Stock (the “Class A Stock”) and 764,545 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I.     ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven and designated Russell D. Carreker, Christopher C. Gahagan and Thomas J. Riordan to serve as Class I Directors; Douglas A. Starrett and David A. Lemoine to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the three persons named below as Class I Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages as of August 18, 2017 of the nominees for director proposed by the Board of Directors, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since
Class I—Director to be elected by Class A Stockholders:
Thomas J. Riordan (61)

Since 2011, President and CEO of Neenah Enterprises, Inc., a designer and manufacturer of castings and forgings. From 2007-2011, President and Chief Operating Officer of Terex Corporation, a NYSE-listed global construction company. From 1996-2007, Executive Vice President of SPX Corporation, a NYSE-listed multinational capital goods manufacturer. From 1979-1996 various management positions with four manufacturing companies. His experience will provide the company with a deep understanding of the key issues facing manufacturers in the 21st century as well as how to manage the regulatory requirements of a publicly traded company.

Class I—Director to be elected by Class A & B Stockholders:
Russell D. Carreker (53)

Since 2015, Managing Partner of C3 Investment Properties, a commercial real estate investment company. From 2012-2015, President of Starrett-Bytewise, a technology company that designs and manufactures laser measurement systems, and from 1995 to 2012, CEO of Bytewise Measurement Systems. Prior to 1995, Vice President of Credit Card Operations at Columbus Bank and Trust Company. Mr. Carreker brings a deep understanding of the management skills and issues facing an independent entrepreneur and management of a small subsidiary in a public company corporate environment. His experience will enable the Board to better understand technology applications in metrology and how best to grow small, potential high-growth subsidiaries.

Christopher C. Gahagan (53)

Since 2015, President and CEO of Symbotic LLC, an early stage company focused on automation technology for the warehouse and distribution industry. From 2009-2015, Senior Vice President of Avid Technologies. a technology company that develops hardware and software for digital media. From 2002-2009, Senior Vice President of EMC Corporation, a designer and manufacturer of computer hardware and software. Prior to 2002, software architect and software designer and developer positions with large software companies. His experience will provide a stronger technology base for both the Board and management and facilitate how the company can integrate software into our products and processes.

The following table sets forth the names and ages as of August 18, 2017 of the Class II and Class III Directors continuing in office, their positions and offices with the Company, if applicable, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class II— Directors:
David A. Lemoine (69)

Until retirement in 2010, Audit Partner, Deloitte & Touche LLP (“D&T”), Boston, MA (1985-2010), Partner-in-charge of D&T’s audit Boston practice (1995-2000). From 1980-1985, Senior Vice President, Finance & Administration, Briox Technologies, Inc., Worcester, MA. As a former partner of a large multi-national audit practice he brings to the Board extensive knowledge and experience in accounting and auditing matters, financial reporting and internal controls and Securities and Exchange Commission (the “SEC”) matters. Mr. Lemoine has served on the Board of Directors of Insulet Corporation (NASDAQ) since February 2016 and is Chairman of its Audit Committee and a member of the Nominating, Governance and Risk Committee. We believe Mr. Lemoine’s financial acumen makes him well suited to lead our audit committee and qualifies him to serve on the Board.

		2010	2018

Douglas A. Starrett (65)	Since 2001, President and Chief Executive Officer of the Company; prior to 2001, President of the Company. Mr. Starrett started his career with the Company in 1976 as an apprentice toolmaker and has been promoted to positions of increasing responsibility in engineering, operations and management. We believe Mr. Starrett’s broad exposure to both domestic and international operations and markets provides an in-depth understanding of our business and its culture and qualifies him to serve on the Board.	1984	2018

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class III—Director to be elected by Class A Stockholders:
Richard B. Kennedy (74)

From 2004 until retirement in June 2013, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products. Mr. Kennedy’s career at Saint Gobain spanned sales and marketing in both domestic and international markets. We believe his deep understanding of distribution channels and his geo-political savvy qualifies him to serve on the Board.

		1996	2019

Class III—Director to be elected by Class A & B Stockholders:
Terry A. Piper (72)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center. Mr. Piper began his career at Precision Steel Warehouse in 1961 and has served in a series of progressively more responsible positions culminating in the position of CEO in 1999. We believe that, as a head of a subsidiary of the Berkshire Hathaway Co., his practical experience and best-in-practice expertise qualifies him to serve on the Board.	2003	2019

      The following table sets forth the names and ages as of August 18, 2017 of directors not continuing in office, their positions and offices with the Company, if applicable, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class I Directors:
Ralph G. Lawrence (74)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades. With his experience at Hyde Manufacturing, Mr. Lawrence brings a deep understanding of the retail, construction and hardware trades to the Board. We believe his diverse working career spanning both sales and operations qualifies him to serve on the Board.	2003	2017

Salvador de Camargo, Jr. (71)	President, Starrett Industria e Comercio Ltda, (Brazil), a wholly-owned subsidiary of the Company. Mr. de Camargo is a respected leader who began his career with the Company’s Brazilian subsidiary in 1963. He has participated in the emergence of Brazil from a developing to a developed economy while rising through the ranks of the Company’s Brazilian subsidiary to the position of President in 2006. We believe his breadth of international experience and knowledge qualifies him to serve on the Board.	2007	2017

Stephen F. Walsh (71)

Since 2005, until his retirement in June 2015, Senior Vice President Operations of the Company; From 2001-2005, Vice President Operations of the Company; Mr. Walsh retired from his management position with the Company effective June 30, 2015; however, he will remain on the Board of Directors through fiscal 2017. Prior to 2001, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products. Mr. Walsh holds a Master’s level professional director certification from the American College of Corporate Directors. Mr. Walsh is a strong leader with a deep understanding of manufacturing operations and the industrial markets that the Company serves. We believe his strategic experience dealing with issues facing a multi-national business qualifies him to serve on the Board.

		2005	2017

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Gahagan, Lemoine, Piper and Riordan are “independent” directors, as defined by the applicable New York Stock Exchange rules.

Director’s Competency

Our directors play a critical role in overseeing the strategic direction and management of the Company. Board candidates are considered based on a broad breadth of professional skills, experiences, and financial acumen. They must possess a global perspective, personal integrity, sound judgment, and social and community awareness. However, in selecting qualified and competent directors, it is important to understand that our Company is a manufacturing business. Therefore, we look for candidates that have expertise and in-depth knowledge in the manufacturing field and our distribution channels. As a small public company, we also look for Board members who possess specific work experiences that augment areas where we may have limited expertise.

Collectively our current and newly elected members of the Board meet all the above criteria. The Board of Directors believes that the composition of the Board provides a good balance between the business expertise and the appropriate social perspective to ensure that the business is operating with concern for the long-term interest of our stockholders, employees, and the community. Our directors have demonstrated that they have the time to devote to Board activities and to execute their fiduciary duties to the Company and its shareholders.

GENERAL INFORMATION RELATING TO THE BOARD

OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five regular meetings and one special meeting during the fiscal year ended June 30, 2017 (“fiscal 2017”). Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation five times during fiscal 2017. As described in the Company’s Corporate Governance Policy, the Board of Directors has not formally selected a director to preside over the executive sessions of the non-management directors. Instead, at each executive session, the non-management directors designate a presiding director, or chair, for the session. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors then in office attended the 2016 Annual Meeting, which was held on October 12, 2016.

Douglas A. Starrett currently serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Starrett has worked for the Company for the past forty-one years.  The Board believes that Mr. Starrett’s breadth of experience and unique understanding of the corporate culture are important assets in executing the duties of Chief Executive Officer and Chairman. The advantage of the combined duties contributes to more effective and streamlined implementation of strategy and creates direct accountability. The Board believes that Mr. Starrett’s in-depth knowledge of manufacturing and the industrial markets, combined with his international experience, allow Mr. Starrett to provide strong leadership and direction for the Company. Whether the same leadership structure will be selected when our Chief Executive Officer’s tenure with the Company ends is a matter that the Board feels should be evaluated at that time in light of the skills and experience of the Chief Executive Officer and other relevant considerations.

The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material effect on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors. The Board has delegated certain risk assessment responsibilities to its audit committee (the “Audit Committee”), its compensation committee (the “Compensation Committee”), its corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and its executive committee (the “Executive Committee”). The responsibilities of each of these committees are described below.

During fiscal 2017, the members of the Audit Committee were Messrs. Kennedy, Lemoine (Chair), and Lawrence. Mr. Lawrence is not standing for re-election to the Board at the Annual Meeting and will resign from the Board when his current term ends at the Annual Meeting. It is expected that Mr. Riordan, if elected as a director at the Annual Meeting, will replace Mr. Lawrence on the Audit Committee. The Board of Directors has determined that each current member of the Audit Committee as well as Mr. Riordan is independent, as defined by the applicable New York Stock Exchange rules. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. Also see section “IV. Relationship with Independent Auditors” below. The Audit Committee also oversees the Company’s internal audit function. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.starrett.com.

The members of the Compensation Committee during fiscal 2017 were Messrs. Kennedy (Chair), Piper and Lawrence. Mr. Lawrence is not standing for re-election to the Board at the Annual Meeting and will resign from the Board when his current term ends at the Annual Meeting. It is expected that Mr. Gahagan, if elected as a director at the Annual Meeting, will replace Mr. Lawrence on the Compensation Committee. The Board of Directors has determined that each member of the Committee as well as Mr. Gahagan is independent, as defined by the applicable New York Stock Exchange rules. The function of the Compensation Committee is to review the compensation of key management personnel and to set the Chief Executive Officer’s compensation. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2017 were Messrs. Kennedy, Lawrence (Chair), Lemoine and Piper. Mr. Lawrence is not standing for re-election to the Board at the Annual Meeting and will resign from the Board when his current term ends at the Annual Meeting. It is expected that Mr. Riordan, if elected as a director at the Annual Meeting, will replace Mr. Lawrence on the Corporate Governance and Nominating Committee and Mr. Piper will serve as chair of the Corporate Governance and Nominating Committee. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee as well as Mr. Riordan is independent, as defined by the applicable New York Stock Exchange rules. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s website at www.starrett.com.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s website at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and the consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

The members of the Executive Committee during fiscal 2017 were Messrs. Starrett, Kennedy and O’Brien. The Executive Committee may exercise most Board powers during the period between Board meetings.

Beginning in fiscal 2013, annual compensation for outside directors on committees changed from an activity-based to a role-based retainer. The annual retainer for each outside director for fiscal 2016 was as follows: David A. Lemoine $42,000; Richard B. Kennedy $40,000; Ralph G. Lawrence $39,000; and Terry A. Piper $37,000. Non-management directors are paid a retention fee of $37,000. Non-management directors who serve as committee chairpersons receive additional amounts for their service as chairpersons. In fiscal 2017, Mr. Lemoine, the Audit Committee chair, Mr. Kennedy, the Compensation Committee chair, and Mr. Lawrence, the Corporate Governance and Nominating Committee chair, were paid an additional $5,000, $3,000, and $2,000, respectively, for serving as chairperson of a committee. Non-management directors may elect to defer part or all of their director’s compensation, in which event such deferred compensation and interest thereon will generally be payable in four equal installments after they cease to be a director.

The Board of Directors as a whole evaluates and approves any transactions with related parties. The Company has not adopted a written policy or procedure used to evaluate and approve transactions with related parties. Instead, transactions are considered by the Board of Directors at meetings or through written consents.

In the fourth quarter of fiscal 2016, Mr. Guilherme Camargo was appointed Operations Manager of Armco do Brasil S.A. (Armco). Armco is the largest supplier of steel to our subsidiary in Brazil. Mr. Camargo is the son of Salvador de Camargo, Jr., who is the president of our subsidiary in Brazil and a member of the board of directors. The Company made annual purchases from Armco of $5.1 million, $3.2 million and $4.1 million in fiscal 2017, 2016 and 2015, respectively. The purchases were executed at arms-length. The Company had accounts payable of $0.2 and $0.0 million as of June 30, 2017 and June 30, 2016, respectively.

There have not been any transactions, or proposed transactions, during the last two fiscal years, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than 5% of the Common Stock of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

A.     Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, Mr. Lemoine is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee is chaired by Mr. Lemoine, who is a certified public accountant and is a retired partner of a large public accounting firm.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, its internal audit function, and the integrity of management and the adequacy of disclosure to shareholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal controls over financial reporting. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal 2017, management, Grant Thornton LLP and the Audit Committee met six times including meetings to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2017, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

●	review and discuss the audited financial statements with the Company’s management;
●	discuss with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees Concerning Independence;
●

discuss with Grant Thornton LLP its independence and receive from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the SEC.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Grant Thornton LLP is compatible with maintaining the auditor’s independence and in accordance with Company policy to limit non-audit service fees to be no more than the total audit fee.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2018 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Company’s 2017 Annual Meeting.

Audit Committee

David A. Lemoine, Chairman
Richard B. Kennedy
August 25, 2017	Ralph G. Lawrence

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B.     Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal years ended June 30, 2017 and June 30, 2016 by the Company’s independent auditors, Grant Thornton LLP, in each of the last two fiscal years:

Fee Category	Fiscal 2017 Fees	Fiscal 2016 Fees
Audit Fees	$1,139,045	$1,071,946
Audit-Related Fees	-	-
Tax Fees	84,725	83,985
All Other Fees	-	-

Total Fees	$1,223,770	$1,155,931

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2017 and fiscal 2016 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

          “Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no such fees in fiscal 2017 and fiscal 2016.

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above. There were no services provided by Grant Thornton LLP in fiscal 2017 or fiscal 2016 other than the services included in “Audit Fees” and “Tax Fees.”

 In making its determination regarding the independence of Grant Thornton LLP, the Audit Committee considered whether the provision of the services covered in the sections entitled “Audit-Related Fees” and “Tax Fees” was compatible with maintaining such independence. All of the work performed by Grant Thornton LLP was performed by full-time employees of the firm.

No fees were paid to Grant Thornton LLP for financial information systems design or implementation services during fiscal 2017 or fiscal 2016.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement letter for the provision of certain services. These services set forth in the engagement letter have been identified in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the scope of the engagement letter. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditor’s report to the Audit Committee the fees for any services performed under this pre-approval policy.

C.	Executive Officers of the Company

The following table sets forth the names of the executive officers of the Company, their positions and ages as of August 18, 2017:

Name	Age	Position
Douglas A. Starrett	65	President, Chief Executive Officer and Director
Francis J. O’Brien	70	Chief Financial Officer and Treasurer
Anthony M. Aspin	64	Vice President Sales
James B. Taylor	51	Vice President of Operations

Francis J. O’Brien has been the Company’s Chief Financial Officer and Treasurer since 2009. Previously he served as Chief Financial Officer at Delta Education, LLC, an elementary school education company, from 2005 to 2009. Prior to Delta Education, he was Chief Financial Officer at StockerYale Corporation, a publicly traded technology company, from 2001 to 2004 and Director of Finance and Business Development at Analogic Corporation, a publicly traded manufacturer of medical and security systems, from 1998 to 2000. Mr. O’Brien served as Corporate Vice President of Finance & Administration for Addison Wesley, a global education company, from 1982 to 1997 and as Senior Manager at Coopers & Lybrand, an international public accounting firm, from 1976 to 1982. Mr. O’Brien holds a BA from the University of Massachusetts and an MBA from Suffolk University and is a Certified Public Accountant.

Anthony M. Aspin has served as Vice President Sales since 2000. He previously served as a divisional sales manager with the Company.

James B. Taylor has served as Vice President of Operations since June 2015. Mr. Taylor, joined the Company on June 22, 2015. He was previously Division Vice President, Operations for Zygo Corporation, a unit of Ametek’s Ultra Precision Technologies Division, from 2014 to 2015, Director of Optical Components Manufacturing of Zygo Corporation from 2010 to 2014, and Vice President of JML Optical Industries, Inc. from 2014 to 2010. Mr. Taylor holds a Bachelor’s degree, a Master’s degree, and a Doctorate in Industrial Engineering from Purdue University.

Mr. Starrett’s background is described above under “I. Election of Directors.”

The President and Treasurer hold office until the first meeting of the directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified, and each other officer holds office until the first meeting of directors following the next annual meeting of stockholders, unless a shorter period shall have been specified by the terms of his election or appointment or, in each case, until he sooner dies, resigns, is removed or becomes disqualified. There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any executive officer during the past ten years.

Compensation Discussion and Analysis

Overview and Objectives

The Company is engaged in the business of manufacturing industrial, professional and consumer products. The total number of different items made and sold by the Company exceeds 5,000. The Company is a preeminent global brand in the field of measuring tools and saw products. The Company’s tools and instruments are sold throughout the United States and over 100 countries around the world. The largest consumer of these products is the metalworking industry, but other important customers are automotive, aerospace, medical, marine and farm equipment, do-it-yourselfers, and tradesmen such as builders, carpenters, plumbers and electricians. The Company’s principal plant is located in Athol, Massachusetts. In addition, the Company operates manufacturing plants in Ohio, North Carolina, Minnesota, California, Georgia, Brazil, Scotland and China.

Although the Company is a small to mid-sized manufacturer, the Compensation Committee understands that the Company’s breadth of product, global operating presence and brand equity demands that the business be managed by highly competent personnel in order to meet the challenges and the continual changing landscape of today’s global economy. The Company’s executives require the same talents as much larger organizations and must be motivated, versatile and experienced in order for the Company to prosper in the future. To that end, the Company must recruit, retain and reward qualified executive talent in order to build long-term shareholder value and a sustainable business for the benefit of all stakeholders.

Compensation Committee

The Compensation Committee of the Company consists of three independent directors and is chaired by Richard B. Kennedy. The members of the Compensation Committee are Messrs. Kennedy, Lawrence and Piper. The Compensation Committee operates in accordance with a written charter adopted by the Board of Directors and reviewed annually by the Compensation Committee. The Compensation Committee is responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers. The Compensation Committee has the authority under its Charter to engage the services of outside consultants.

In 2017, the Compensation Committee engaged Radford, an executive compensation consultant, to benchmark total executive compensation against the competitive marketplace using a peer group of similarly situated companies.

The primary and secondary criteria Radford used in selecting the peer group was tool and equipment manufacturing companies with:

●	Primary Criteria:
o	Last fiscal year revenues of 1/3 to three times the Company’s revenues of approximately $210 million ($70 million - $650 million)
●	Secondary Criteria:
o	Market capitalization between $40 million and $750 million based on the Company’s current capitalization of approximately $70 million
o	Employee size of ¼ to three times the Company’s fiscal 2016 headcount of 1,694 employees (400 – 5,000)
o	Geography outside of major metropolitan/high cost of living areas
o	Global footprint with multi-national operations

Radford considered the following survey sources in its analysis:

●

2016 Radford Global Technology Survey using a select group of public US manufacturing-focused companies with revenue between $50 million and $1.5 billion (operating in the non-high tech space and not based in California)

●	Towers Watson General Industry Top Management Survey – Durable goods manufacturing companies with between $100 million and $450 million in revenue

Based on the selection criteria, Radford proposed, and the Compensation Committee approved, the following group of peer companies:

Ampco-Pittsburgh	Hardinge	PAR Technology
ARC Group Worldwide	Hurco Companies	Paul Mueller Company
Columbus McKinnon	Kadant	Twin Disc
DMC Global	Key Technology	Universal Stainless & Alloy Products
Douglas Dynamics	L. B. Foster Company	Vishay Precision Group
Eastern Company	Perma-Pipe International Holdings	Xerium Technologies
Graham	NN, Inc.

The Compensation Committee holds annual discussions to review Radford’s recommendations regarding compensation for the Chief Executive Officer and other executive officers.

The Compensation Committee has the opportunity to work closely with each executive officer during the year at various board and committee meetings and has a good understanding and working knowledge of each individual’s contributions and talents. The Compensation Committee also discusses with the Company’s Chief Executive Officer (“CEO”) the performance and contributions of each executive officer and seeks his advice and recommendations when setting compensation. The CEO is not present when the Compensation Committee discusses his compensation.

Compensation Philosophy

Our compensation practices are relatively simple, straightforward and transparent. Setting compensation is not done by a strict formula. It is a subjective judgment based on a number of factors. We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate. We look at how stockholders, employees and stakeholders at all locations have fared during these periods. In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margins, which are key indicators of stockholder value. We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers currently do not have employment contracts or company-paid memberships or professional services. For fiscal year 2017, compensation consisted primarily of base salary, cash incentive compensation, and grants of awards under the 2012 Long Term Incentive Plan. In addition, in fiscal year 2017, long-term equity (stock) incentives were available to our executives and employees on the same basis through our employee stock purchase plan. For fiscal 2017, Radford recommended that 60% of compensation be based upon salary and annual cash bonus and 40% be based on long-term equity (stock) awards.

We make judgments based on the considerations listed above and on competitive compensation at companies of similar size and in similar fields. We compare our compensation practices to that of our peer group listed above and we draw on our knowledge of the market cost of any executive who might have to be replaced. The Compensation Committee also periodically reviews various publicly available sources of compensation data. We believe that our executive compensation is generally lower than executive compensation paid by companies of similar size and in similar fields for comparable positions. There is a need to close this gap through base salary increases and performance-based incentive plans in order to retain and attract qualified management talent.

Components of Executive Compensation

The five elements of our executive compensation program are:

●	Base salary
●	Cash incentive compensation
●	Long-term incentives
●	Retirement benefits
●	Other compensation

These components are intended to encourage and achieve the purpose and philosophies of our compensation programs set forth above. We have not adopted formal policies for allocation between long- and short-term, and cash- and non-cash, compensation. We seek a mix between all elements of compensation to achieve a total compensation package that is commensurate with the executive officer’s position, responsibility and performance relative to his peers in other companies of similar size and in similar fields.

At the 2014 annual meeting of stockholders, the stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“NEOs”). At the 2011 annual meeting of stockholders of the Company the stockholders of the Company voted in favor of holding an advisory vote every three years. The Compensation Committee considered the results of this vote and determined that, consistent with the majority vote of the Company’s stockholders at the 2011 annual meeting of stockholders, the Company will hold future non-binding stockholder advisory votes on the compensation of the Company’s NEOs every three years at the Company’s annual meeting of stockholders. Accordingly, the Company will submit a non-binding, advisory vote on executive compensation to the stockholders at the 2017 annual meeting of stockholders.

Base Salary

Base salary is the fixed component of the executive’s cash compensation and should reflect the individual’s position and scope of responsibility, taking into consideration experience, tenure, long-term potential and the ability to assume additional responsibility.

The Compensation Committee reviews base salaries for the NEOs in June of each year or in connection with promotions. The following chart represents the base salaries for fiscal 2017 of our NEOs. The base salary of our NEOs did not increase from fiscal 2016 to fiscal 2017:

Named executive officer	Fiscal 2017 base salary
Douglas A. Starrett	$425,000
Francis J. O’Brien	$254,400
Anthony M. Aspin	$216,000
James B. Taylor	$225,000

          The following executive salaries will remain the same for fiscal 2018 as fiscal 2017: Mr. Starrett $425,000; Mr. O’Brien $254,400; Mr. Aspin $216,000 and Mr. Taylor at $225,000.

Cash Incentive Compensation

Annual cash incentive compensation is variable pay for the NEOs to reward them for overall Company and individual performance in the key areas of sales, operational, and financial results. This component of incentive compensation is important to attract highly motivated and skilled executives.

The Company maintains a cash bonus plan for its executive officers (the “Cash Bonus Plan”), and all of our NEOs participate in the plan.

Under the Cash Bonus Plan, awards are based on achievement of financial goals, which are reviewed and recommended by the Compensation Committee and are approved by the Board of Directors. Targets for the NEOs are established on three financial measures—consolidated sales, operating profit and cash flow. Under this Cash Bonus Plan, income before taxes equal to 4% of revenue must be achieved before any cash bonuses for the NEOs are awarded. Once the 4% threshold is achieved, the participant earns a percentage of salary based upon the percentage level of achievement against the three financial measures of consolidated sales, operating profit and cash flow. Each NEO’s financial measures are weighted on a percentage basis to reflect their specific responsibilities.

The percentage weighted for each financial measure is applied on a sliding scale to calculate the percentage of salary upon which the bonus is earned. The scale begins, upon achievement of 90% of a financial measure, at 15% of salary. The percentage of salary increases 2% for each 1% increase in achievement of the financial measure up to 95%; 3% of salary for each 1% increase in achievement of financial measures up to 100%; and 2% increase in salary for each 1% increase in achievement of financial measures up to 110%. Bonuses under the Cash Bonus Plan for fiscal 2017 were capped at 60% of salary.

Based on fiscal 2017 results, cash incentives were not earned by our NEOs, as reflected in the footnote to summary compensation table.

 Long Term Equity Incentives

The Board of Directors adopted the Company’s 2012 Long-Term Incentive Plan, which was approved by the stockholders at the October 17, 2012 annual meeting, under which equity-based and cash-based awards may be granted to employees, directors, consultants and advisors of the Company. We provide long-term equity compensation opportunities under the 2012 Long-Term Incentive Plan to our NEOs to provide a link between compensation and shareholder value and as a valuable retention component as, generally, the executive forfeits any unvested portion of the long-term equity component if the executive is not employed by the Company at the time of vesting. Radford, in conducting a competitive review of executive compensation in 2017, determined the NEOs’ compensation continued to be below the 25th percentile of its peer group. Radford also recommended a larger percentage of Restricted Stock units be based upon performance tied to annual financial goals. Fiscal 2017 Restricted Stock units ranged in value from $217,000 in value for the chief executive officer and $54,000 to $81,000 for other NEOs.

In September 2016, the Board of Directors approved the following grants of restricted stock units to each of our NEOs: 20,000 restricted stock units were granted to Mr. Starrett; 12,500 restricted stock units were granted to Mr. Taylor; 7,500 restricted stock units were granted to Mr. O’Brien; and 5,000 restricted stock units were granted to Mr. Aspin. All restricted stock units, other than 5,000 restricted stock units granted to Mr. Taylor, become eligible to vest based on the Company’s achievement of 100% of its targeted fiscal year 2017 operating income budget, and thereafter vest in two equal installments following the Company’s filing of its 2017 Form 10-K. The remaining restricted stock units granted to Mr. Taylor vest in three equal installments on the first, second, and third anniversaries of the date of grant. Vesting in all cases is subject to continued employment through such vesting date. All restricted stock units granted in September 2016 (other than 5,000 restricted stock units to Mr. Taylor) were forfeited, since we did not achieve fiscal 2017 targets.

There are also other opportunities for our employees, including our NEOs, to invest in Company stock through the 401(k) Plan, the Company’s 1952 Employees’ Stock Purchase Plan and the 2017 Employee Stock Purchase Plan.

Retirement Benefits

The Compensation Committee and Company management believe that it is important to provide retirement benefits to employees who reach retirement age. Company retirement benefits consist of the following components:

●

The 401(k) Plan. The Company’s 401(k) Plan is a defined contribution plan intended to be qualified under the Internal Revenue Code. Our executive officers are eligible to participate in the 401(k) plan on the same terms as our other employees. For additional information regarding the Company’s 401(k) Plan, please see section “F. Employee Stock Ownership and 401(k) Savings Plans” of this proxy below. The Company enhanced the employer contribution to the 401(k) Plan effective January 1, 2017 in conjunction with freezing the Retirement Plan, effective December 31, 2016. The enhancement increased the Company’s contribution by approximately $1.0 million annually.

●

The Retirement Plan. The Company’s Retirement Plan is a defined benefit pension plan intended to be qualified under the Internal Revenue Code. Participants in this plan are generally eligible to retire with unreduced pension benefit at age 65. Our executive officers participate in the Retirement Plan on the same basis as our other employees with similar years of service at the Company. Further detail concerning the Retirement Plan is contained in the Pension Benefits Table and the related narrative below. The Company froze the Retirement Plan effective December 31, 2016. Consequently, the Plan will be closed to new participants and current participants will no longer earn additional benefits after December 31, 2016.

●

The ESOPs. The Company’s 1984 Employee Stock Ownership Plan (the “1984 ESOP”) and the 2013 Employee Stock Ownership Plan (the “2013 ESOP” and collectively with the 1984 ESOP, the “ESOPs”) are employee stock ownership plans intended to be qualified under the Internal Revenue Code. An employee’s vested balance, if any, under the ESOPs will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. Our executive officers participate in the ESOPs on the same terms as our other employees with similar years of service at the Company. For additional information regarding the Company’s ESOPs, please see section “F. Employee Stock Ownership and 401(k) Savings Plans” of this proxy below.

●

The Supplemental Executive Retirement Plan (the “SERP”). Certain members of management and highly compensated employees, including the Company’s executive officers, participate in the SERP. The SERP provides supplemental retirement benefits out of the general assets of the Company that are otherwise denied to participants due to legislation limiting the amount of compensation that may be taken into account in computing the benefit payable under the Company’s Retirement Plan. Further detail concerning the SERP is contained in the Pension Benefits Table and the related narrative below.

Other Compensation

The Company strives to maintain a reasonable relationship between executive pay and average non-executive employee pay. Mr. Aspin has a company-provided car, commensurate with his sales position and requirements for travel on behalf of the Company. However, the Company does not otherwise provide its executives with perks such as club memberships or access to company-paid professional services that are not uniformly available to non-executive officer employees of the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

Compensation Committee:

Richard B. Kennedy, Chairman

Ralph G. Lawrence

Terry A. Piper

Compensation Committee Interlocks and Insider Participation

During fiscal 2017, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal 2017, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor was any officer of the Company a member of the Compensation Committee (or similar body) for any employer of the Company’s Compensation Committee members.

D.     Remuneration

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation ($)(d)	All Other Compensation ($)(f)	Total ($)
Douglas A. Starrett	2017	425,000	217,200	-	-	378,661	N/A	1,020,861
President, Chief Executive	2016	425,000	294,645	-	-	480,315	N/A	1,199,960
Officer and Director	2015	402,000	300,795	-	-	352,590	N/A	1,055,385

Francis J. O’Brien	2017	254,400	81,450	-	-	31,107	N/A	366,957
Treasurer and Chief	2016	254,400	120,880	-	-	(6,259)	N/A	369,021
Financial Officer	2015	240,000	118,495	-	-	106,400	N/A	464,895

Anthony M. Aspin	2017	216,000	54,300	-	-	119,757	N/A	390,057
Vice President of Sales	2016	216,000	83,105	-	-	180,869	N/A	479,974
	2015	205,000	72,920	-	54,530	133,695	N/A	466,145

James B. Taylor (e)	2017	225,000	135,750	-	-	13,073	N/A	373,823
Vice President of Operations	2016	215,000	-	-	-	-	-	215,000
	2015	4,135	-	-	-	-	50,000	54,135

(a) This column represents the grant date fair value of both time-based and performance-based restricted stock units granted. The Company did not achieve the applicable performance targets for performance-based restricted stock units granted in fiscal years 2015, 2016 and 2017 and, therefore, restricted stock units were forfeited. The table below reflects the grant date fair value of time-based restricted stock units granted in fiscal years 2015, 2016 and 2017:

	Fiscal 2015	Fiscal 2016	Fiscal 2017
Douglas A. Starrett	118,495	105,770	-0-
Francis J. O’Brien	45,575	45,330	-0-
Anthony M. Aspin	27,345	30,220	-0-
James B. Taylor	-0-	-0-	54,300

For a detailed description of the assumptions used for purposes of determining fair value, see Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2017.

(b) This column represents the grant date fair value of stock options granted. For a detailed description of the assumptions used for purposes of determining fair value, see Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2017. No stock options were granted in fiscal 2016 or fiscal 2017.

(c) This column represents the annual incentive bonuses earned by our Named Executive Officers under our Cash Bonus Plan. Because Company performance targets were not met for fiscal 2017, no incentive bonuses were paid for that fiscal year.

(d) Amounts reflect the change in the actuarial present value of the accumulated pension benefits for Messrs. Starrett, O’Brien, and Aspin for each of fiscal 2017, 2016 and 2015.

(e) Mr. Taylor joined the Company in June 2015. His salary was $215,000. (f) Mr. Taylor received $50,000 in compensation in lieu of forfeiture of a cash bonus and stock options from his prior employer.

 Grants of Plan-Based Awards Table

 The following table sets forth information regarding estimated future payouts under non-equity incentive plan awards and grants of plan-based awards made to our NEOs during fiscal 2013, 2015, 2016 and 2017.   There were no grants of plan-based rewards made to our NEOs in fiscal 2014.

		Estimated Future Payments Under Non- Equity Incentive Plan awards			Performance	Time Based	All Other
Name	Grant Date	Threshold($)(a)	Target ($)(a)	Maximum($)(a)	Based Stock Awards Number of Shares of Stock or Units ($)(b)	Stock Awards Number of Shares of Stock or Units ($)(b)	Option Awards Number of Securities Underlying Options ($)(c)	Exercise or Base Price of Option Awards ($/Sh)(d)	Grant Date Fair Value of Awards ($)(e)
Douglas A. Starrett	7/1/2012
	12/17/2012					3,000			30,240
	12/17/2012						7,500	10.08	28,650
	9/2/2014					6,500			118,495
	9/2/2014				10,000				182,300
	9/2/2015					7,000			105,770
	9/2/2015				12,500				188,875
	9/7/2016				20,000				217,200
		63,750	170,000	255,000

Francis J. O’Brien	7/1/2012
	12/17/2012					1,500			15,120
	12/17/2012						3,750	10.08	14,325
	9/2/2014					2,500			45,575
	9/2/2014				4,000				72,920
	9/2/2015					3,000			45,330
	9/2/2015				5,000				75,550
	9/7/2016				7,500				81,450
		38,160	101,760	152,640

Anthony M. Aspin	7/1/2012
	12/17/2012					1,000			10,080
	12/17/2012						2,500	10.08	9,550
	9/2/2014					1,500			27,345
	9/2/2014				2,500				45,575
	9/2/2015					2,000			30,220
	9/2/2015				3,500				52,885
	9/7/2016				5,000				54,300
		32,400	86,400	129,600

James B. Taylor	9/7/2016				-	5,000	-	-	54,300
	9/7/2016				7,500				81,450
		33,750	90,000	135,000

(a) This column represents the estimated future payouts for each named executive officer in fiscal 2018 under the Cash Bonus Plan. Upon 90% achievement of the Company’s performance goals, an executive is entitled to an award equal to 15% of base salary. The award increases by 2% of base salary for each 1% increase in achievement of the Company’s performance goals up to 95%, by 3% of base salary for each 1% increase in achievement of the Company’s performance goals up to 100%, and by 2% of base salary for each 1% increase in achievement of the Company’s performance goals up to 110%. Awards under the Cash Bonus Plan for fiscal 2017 were capped at 60% of base salary. For additional information, see “Cash Incentive Compensation” in the Compensation Discussion and Analysis. Based on the Company’s performance, cash incentives were not earned in fiscal 2017. These amounts are reflected in the “Non-Equity Incentive Plan Compensation” column under the Summary Compensation Table above.

(b) This column represents the number of restricted stock units awarded in fiscal years 2013, 2015, 2016 and 2017 under the 2012 Long-Term Incentive Plan. The restricted stock units vest in two categories: December 17, 2012 restricted stock units vest ratably over a three year period from the grant date. The September 2, 2014, September 2, 2015 and the September 7, 2016 restricted stock units vest in two categories. The first category vests on a time basis over a three year period. The second category vests on a performance basis whereby 50% vests in the subsequent fiscal year. Performance is by achieving 100% of the current year operating income. The Company did not achieve the applicable performance targets for performance-based restricted stock units granted in fiscal years 2015, 2016 and 2017 and, therefore, such restricted stock units were forfeited.

(c) This column represents the number of stock options awarded in fiscal 2013 under the 2012 Long-Term Incentive Plan. These stock options vest ratably over a three year period from the grant date.

(d) This column represents the per-share exercise price of the stock options on the grant date of December 17, 2012.

(e) This column represents the grant date fair value of stock options and restricted stock units. See Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ending June 30, 2017.

Outstanding Equity Awards as of Fiscal-Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of June 30, 2017:

Name	Number of Securities Underlying Unexercised Stock Options (Exercisable) (#)(a)	Number of Securities Underlying Unexercised Stock Options (Unexercisable) (#)(a)	Option Exercise Price ($)(b)	Option Expiration Date (c)	Number of Shares or Units of Stock That Have Not Vested (#)(d)	Market Value of Shares or Units of Stock That Have Not Vested ($)(e)
Douglas A. Starrett	7,500	-	10.08	12/17/2022	-	-
Francis J. O’Brien	3,750	-	10.08	12/17/2022	-	-
Anthony M. Aspin	2,500	-	10.08	12/17/2022	-	-
James B. Taylor	-	-	-	-	-	-

(a) Stock options vest ratably over a three year period commencing on the grant date of December 17, 2012.

(b) Represents the stock price (fair market value) on the grant date of December 17, 2012.

(c) Stock options expire, if not exercised, on the ten year anniversary of the grant.

(d) Restricted stock units vest equally over a three year period commencing with the grant date of December 17, 2012.

(e) The market value of the restricted stock units is determined by multiplying the number of shares subject to the award by $9.20, which represents the closing price of the Company’s common stock on June 30, 2017.

Stock Vested Table

The following table provides information regarding restricted stock units to our named executive officers during fiscal 2017. No stock options awarded to our named executive officers were exercised in fiscal 2017.

	Option Awards		Stock Awards
Granted December 17, 2012	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Douglas A. Starrett	-	-	3,000	28,950
Francis J. O’Brien	-	-	1,500	14,475
Anthony M. Aspin	-	-	1,000	9,650
James B. Taylor	-	-	-	-

(1)

Represents the fair market value of the common stock based on the closing price on the applicable vesting date, December 17, 2015, multiplied by the number of shares of restricted stock that vested on that date.

	Option Awards		Stock Awards
Granted September 2, 2014	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Douglas A. Starrett	-	-	2,167	32,743
Francis J. O’Brien	-	-	833	12,587
Anthony M. Aspin	-	-	500	7,515
James B. Taylor	-	-	-	-

(2)

Represents the fair market value of the common stock based on the closing price on the applicable vesting date, September 2, 2016, multiplied by the number of restricted stock units that vested on that date.

	Option Awards		Stock Awards
Granted September 2, 2015	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Douglas A. Starrett	-	-	2,333	25,338
Francis J. O’Brien	-	-	1,000	10,860
Anthony M. Aspin	-	-	667	7,244
James B. Taylor	-	-	-	-

(2)

Represents the fair market value of the common stock based on the closing price on the applicable vesting date, September 2, 2016, multiplied by the number of shares of restricted stock units that vested on that date.

E. Pension Benefits

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under the 1984 ESOP. See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the 1984 ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $265,000 for the plan year beginning on July 1, 2016) and annual annuity benefits may not exceed a specified dollar limit (currently $210,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 30, 2017, the retirement benefits are outlined in the Pension Benefits table below.

The Company froze the pension plan as of December 31, 2016 and no additional benefits accrued after that date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Douglas A. Starrett	Retirement Plan	35.0	2,002,140	-
	SERP	35.0	1,219,177	-

Francis J. O’Brien	Retirement Plan	6.0	249,935	-
	SERP	-	-	-

Anthony M. Aspin	Retirement Plan	25.0	974,925	-
	SERP	-	-	-

James B. Taylor	Retirement Plan	.5	13,073	-
	SERP		-	-

(a) This column represents the number of years of service credited to each executive officer under the Retirement Plan and SERP. Mr. Starrett’s actual years of service with the Company are 40.5 years; however, the number of years of credited service under the Retirement Plan and SERP is limited to 35 years.

(b) This column represents the actuarial present value of the executive officer’s accumulated benefit under Retirement Plan and SERP. For a detailed description of the assumptions used for purposes of determining fair value, see Note 12 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2017.

Summary of Director Compensation

Our non-management directors in fiscal 2017 received:

●	Annual cash retainers ranging from $37,000 to $42,000.
●	Reimbursement for Company-related out-of-pocket expenses, including travel expenses.

DIRECTOR COMPENSATION FOR FISCAL 2017

The table below summarizes the compensation earned by our directors/and or paid by the Company to our directors for fiscal 2017.

Name	Fees Earned or Paid in Cash (Meeting Fees and Retainers) ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Total ($)
Ralph G. Lawrence	39,000	-	-	39,000
Salvador de Camargo, Jr.(d)	-	-	-	-
Richard B. Kennedy	40,000	-	-	40,000
Terry A. Piper	37,000	-	-	37,000
David A. Lemoine	42,000	-	-	42,000
Stephen F. Walsh	37,000	-	-	37,000

(a) This column represents retainer fees paid for services as a director during the fiscal year ended June 30, 2017. Each of the Company’s non-management directors is paid a retention fee of $37,000. Each non-management director who serves as a committee chairperson receives an additional amount for their service as a chairperson. In addition to each of their retention fees, Mr. Lawrence received $2,000 for serving as corporate governance and nominating committee chair, Mr. Kennedy received $3,000 for serving as compensation committee chair, and Mr. Lemoine received $5,000 for serving as audit committee chair.

(b) This column represents the grant date fair value of restricted stock units granted in fiscal 2017.

(c) There were no grants of plan-based option awards to our non-management directors in fiscal 2016.

(d) Salvador de Camargo, Jr.’s total compensation in fiscal 2017 was $162,888. He was not separately compensated as a member of the Board. Mr. de Camargo, Jr.’s compensation in Brazilian Reals was R558,707.

F.     Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains the 1984 ESOP, established in 1984, a 401(k) Savings Plan, established in 1986, and the 2013 ESOP, established in fiscal 2013. All plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

          The 1984 ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of Common Stock in the 1984 ESOP were allocated to participant accounts, and future 1984 ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their vested account balance, if any, under the 1984 ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s 1984 ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Pension Benefits” above.

The 2013 ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. The 2013 ESOP plan year ends on June 30. The plan is funded exclusively by Company contributions, and employees will neither be required nor permitted to make contributions to the plan. Each year, the Company will determine the extent of its contribution to the plan. For fiscal 2013, the Company made a contribution to the plan totaling $773,000, equal to 2% of each eligible participant’s annual compensation. Participants will become vested in the plan over a six year period at 20% per year beginning in the second year. In fiscal 2014, the Company amended the 2013 ESOP plan to provide that participants will become vested over a five year period at 20% per year beginning in the first year, rather than the second year. There were no contributions to the 2013 ESOP in fiscal years 2015, 2016 and 2017.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”), an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately. Participants may, among other investment choices, invest their contributions and matching contributions in the Company stock fund.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.

A participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to participants.

For fiscal 2017 and 2016, Company matching contributions for all executive officers of the Company as a group were $27,286 and $13,485, respectively, and for all employees of the Company as a group were $719,720 and $247,593, respectively.

G.     Employees’ Stock Purchase Plans

The 2012 Employees’ Stock Purchase Plan (the “2012 Plan”), which was approved in 2012, provides that the options may cover shares of Class A or Class B Stock as the Company shall determine. The principal difference between the Class A Stock and the Class B Stock is their respective voting rights. Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time. Under the 2012 Plan, the option price to purchase shares of the Company’s Common Stock was the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The 2012 Plan gives employees an opportunity to participate in the success of the Company and allows present employee stockholders to invest further if they so desire. The Company’s management feels that a further financial interest of this type on the part of those who work for the Company and its subsidiaries gives it an added edge that makes a difference in Company performance. At June 30, 2017, 747 employees were eligible to participate in the 2012 Plan. Based on the closing market price for the Company’s Common Stock on July 31, 2017 of $8.00 per share, the aggregate market value of the 500,000 shares of Common Stock issuable under the 2012 Plan would be approximately $4,000,000.

The Company established the 2017 Employee Stock Purchase Plan, subject to approval by stockholders, the terms of which are described in Proposal 4 of this proxy.

H.     Potential Payments upon Termination or Change of Control

The Company entered into Change in Control Agreements (“CIC Agreements”) with Douglas A. Starrett on January 16, 2009, with Francis J. O’Brien on July 15, 2010 and with Anthony M. Aspin on March 5, 2014. Under the CIC Agreements, Messrs. Starrett, O’Brien and Aspin are entitled to certain payments in connection with a “change in control” (as defined in the CIC Agreements) of the Company. Among other triggering events set forth in the definition, a change in control of the Company will occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities or more than 50% of the total fair market value of the Company. The material terms of the CIC Agreements are summarized below.

CIC Agreement with Douglas A. Starrett

Under Mr. Starrett’s CIC Agreement, Mr. Starrett is entitled to certain payments and benefits if there is a change in control of the Company. In the event of a change in control of the Company (and notwithstanding any change in employment with the Company), Mr. Starrett is entitled to:

●

A lump sum payment of three times his annual base salary immediately prior to the change in control plus three times the average of his annual bonus for the past three years. As of the date of this Proxy Statement, this amount is estimated to be approximately $1,275,000.

●

Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units. Mr. Starrett was granted 6,500 restricted stock units on September 2, 2014, 7,000 restricted stock units on September 2, 2015 and 20,000 restricted stock units on September 7, 2016 pursuant to the Company’s Long Term Incentive Plan. The value of full acceleration as of June 30, 2017 for the stock options and restricted stock units would be $0 and $58,772, respectively.

●

Continued coverage under existing medical, dental, and prescription drug plans for Mr. Starrett and his family for 36 months following the change in control. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 36 month period. This is estimated to be approximately $60,000.

●	Continued coverage under a director and officer liability policy.

●

A “gross up payment” for excise and related taxes in the event that payments or distributions to them under their CIC Agreements would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. Based on the calculation amounts payable to Mr. Starrett as of June 30, 2017, he would not be entitled to a gross-up payment as of such date.

●

In the event that he is terminated for any reason within 36 months of a change in control, a lump sum payment equal to the value of any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 36 months following the change in control. No estimate of this payment is available at this time.

●	The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to the change in control. No estimate of this payment is available at this time.

CIC Agreements with Francis J. O’Brien, and Anthony M. Aspin

Under their CIC Agreements, Messrs. O’Brien and Aspin are entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) they are terminated in connection with the change in control. In the event of a termination in connection with a change in control, each of Messrs. O’Brien and Aspin are entitled to:

●

A lump sum payment equal to one and one half times his annual base salary immediately prior to the change in control and one and one half times the average of his annual bonus over the past three years. As of the date of this Proxy Statement, this amount is estimated to be $381,600 and $351,265 for Messrs. O’Brien and Aspin, respectively.

●

Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 18 months following the change in control and termination of employment. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 18 month period. This is estimated to be approximately $30,000 for each of Messrs. O’Brien and Aspin.

●	Continued coverage under a director and officer liability policy.

●

A “gross up payment” for excise and related taxes in the event that payments or distributions to them under their CIC Agreements would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. None of Messrs. O’Brien or Aspin would receive a “gross up payment” as of June 30, 2017.

●

In the event he is terminated for any reason within 18 months of a change in control, a lump sum payment equal to any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 18 months following the change in control. No estimate of this payment is available at this time.

●

In the event that his employment is not terminated following a change in control, the Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to a change in control. No estimate of this payment is available at this time.

In the event of a change in control of the Company (and notwithstanding any change in employment with the Company), each of Messrs. O’Brien and Aspin are entitled to full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units. Mr. O’Brien was granted 2,500 restricted stock units on September 2, 2014, 3,000 restricted stock units on September 2, 2015, and 7,500 restricted stock units on September 7, 2016 pursuant to the Company’s Long Term Incentive Plan. The value of full acceleration as of June 30, 2017 for the stock options and restricted stock units would be $0 and $24,364, respectively.

              Mr. Aspin was granted 1,500 restricted stock units on September 2, 2014, 2,000 restricted stock units on September 2, 2015 and 5,000 restricted stock units on September 7, 2016 pursuant to the Company’s Long Term Incentive Plan. The value of full acceleration as of June 30, 2017 for the stock options and restricted stock units would be $0 and $15,764, respectively.

I.     Security Ownership of Certain Owners and Management

1.	Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 18, 2017 by the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership [1]	Percent of Class
Douglas A. Starrett[2]	Class A	55,717	*
	Class B	50,849	6.7%

Anthony M. Aspin[3]	Class A	5,743	*
	Class B	806	*

Stephen F. Walsh[4]	Class A	5,566	*
	Class B	10,534	*

Francis J. O’Brien	Class A	5,581	*
	Class B		*

Salvador de Camargo, Jr.	Class A	700	*
	Class B		*

Richard B. Kennedy[5]	Class A	1,325	*
	Class B		*

Ralph G. Lawrence	Class A	3,600	*
	Class B		*

Terry A. Piper	Class A	2,100	*
	Class B		*

David A. Lemoine	Class A	2,900	*
	Class B
			*
All Directors and Executive Officers (as a Group 9 persons)	Class A	83,230	*
	Class B	62,189	8.2%

*	Less than one percent (1%)
[1]	Shares are held with sole voting and investment power except as indicated below.
[2]

Includes 138 Class A and 1,050 Class B shares held with shared voting and investment power and 8,104 Class A and 48,154 Class B shares held with sole voting power only. Does not include shares of Common Stock held by Mr. Starrett as Trustee under the 1984 ESOP except for 5,938 Class A and 1,545 Class B shares allocated to Mr. Starrett’s 1984 ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

[3]	Includes 233 Class A shares with shared voting and investment power and 2,667 Class A and 522 Class B shares with sole voting power only.
[4]	Includes 2,400 Class A shares and 10,534 Class B shares held with shared voting and investment power and 3,166 Class A shares with sole voting power only.
[5]	Shares are held with shared voting and investment power.

2.     Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of August 18, 2017.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Gamco Investors, Inc[1]	Class A	673,506	10.7%
1 Corporate Center
Rye, NY 10580	Class B	-	*

Royce & Associates, LLC[2]	Class A	491,000	7.8%
1414 Avenue of the Americas
New York, NY 10019	Class B	-	*

Dimensional Place[3]	Class A	503,919	8.0%
6300 Bee Cave Road
Building One Austin, TX 78746	Class B	-	*

Renaissance Technologies LLC[4]	Class A	318,931	5.1%
800 Third Ave.
New York, NY 10022	Class B

Mid-Atlantic Trust Company	Class A	385,357	6.1%
The Times Building
336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class B	13,770	1.8%

Phillip J. Cote, Douglas A. Starrett	Class A	484,638	7.7%
and Francis J. O’Brien, as
Trustees under The L.S. Starrett Company’s Employees Stock Ownership Plan[5] c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331	Class B	134,881	17.7%

*	Less than one percent (1%)
[1]	Share information is based on information set forth in the Amendment on Schedule 13D filed by Gamco Investors, Inc. with the SEC on May 9, 2017.
[2]	Share information is based on information set forth in the Amendment on Schedule 13G filed by Royce & Associates, LLC with the SEC on January 18, 2017.
[3]	Share information based on information set forth in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017.
[4]	Share information is based upon information set forth in the Amendment on Schedule 13G filed by Renaissance Technologies LLC with the SEC on February 14, 2017.
[5]

Phillip J. Cote, Douglas A. Starrett and Francis J. O’Brien in their capacity as Trustees under the ESOPs (the “ESOPs Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOPs. The ESOPs Trustees disclaim beneficial ownership of the ESOPs shares except with respect to their own vested shares in the ESOPs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and executive officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the SEC, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2016 by such directors and officers.

II. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 30, 2017, Grant Thornton LLP was engaged to perform the annual audit. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2018 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Company’s 2016 Annual Meeting of Stockholders.

III. GENERAL

A.     Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this Proxy Statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. The ratification of Grant Thornton LLP as the Company’s independent auditor requires the affirmative vote of a majority of the votes properly cast. However, a vote in favor or against the ratification of Grant Thornton LLP as the Company’s independent auditor is not binding on the Board of Directors.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors.

B.    Communication with the Board of Directors

Stockholders and other interested parties can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Company will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders and other interested parties wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication. Interested parties that do not hold any securities of the Company may omit the information required by item (i) above in communications with the Board.

C.     Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. The Company’s website is included in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D.     Submission of Stockholder Proposals

In order to be included in the Company’s proxy materials for presentation at the 2018 Annual Meeting of stockholders, a stockholder proposal pursuant to Rule 14a-8 as promulgated under the Exchange Act must be received by the Company not less than 120 days prior to September 11, 2018 and must comply with the requirements of Rule 14a-8. Such proposals should be sent to the Board of Directors, c/o Clerk, at 121 Crescent Street, Athol, Massachusetts 01331.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2018 Annual Meeting, other than a stockholder proposal submitted pursuant to Rule 14a-8 as promulgated under the Exchange Act, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E.     Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO COMPUTERSHARE, INC., THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The election of three directors is proposed by the Board of Directors, each to hold office for a term of three years and until his successor is chosen and qualified. The Company's Board of Directors proposes for election: Russell D. Carreker, Christopher C. Gahagan and Thomas J. Riordan. All of the nominees are not current members of the Company's Board of Directors.

In accordance with the Board of Directors’ recommendation, the proxy holders will vote the shares of the Company's Common Stock covered by the respective proxies for the election of each of the three director nominees, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board of Directors. Each of the director nominees has indicated that he will be able to serve if elected and has agreed to do so.

For details regarding qualifications, experience and specific skills of each of our director nominees, please see “I. Election of Directors” included elsewhere in this Proxy Statement.

The Board of Directors recommends a vote FOR the election of ALL the nominated directors.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company stockholders are entitled to cast an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on the Company or the Board. Stockholders have elected to conduct this vote every three years.

The Compensation Discussion and Analysis included in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2017.

As described in more detail in the Compensation Discussion and Analysis we have a total compensation approach that is based on the following stated philosophies:

●	Pay for performance and reward company and individual achievement;
●	Strive to achieve compensation that is competitive with the companies that compete with us for talent; and
●	Be fair and consistent.

The Board is asking stockholders to support this proposal. We believe that the compensation of its named executive officers is reasonable, competitive and strongly focused on pay for performance principles. We also believe that the policies and procedures articulated in this Proxy Statement are effective in achieving the Company's goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2017 results. Please refer to the Compensation Discussion and Analysis for a full description of our executive compensation practices and programs.

The Board is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

RESOLVED, that the stockholders of The L. S. Starrett Company APPROVE, on a non-binding, advisory basis, the compensation of its named executive officers set forth in the Compensation Discussion and Analysis in the proxy statement for the Company’s 2017 Annual Meeting of Stockholders.

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. The Board values the opinions expressed by its stockholders in this advisory vote, and the Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when determining future compensation arrangements for its named executive officers. Abstentions, if any, will not have any effect on the results of those deliberations.

The Board of Directors recommends a vote FOR the advisory approval of executive compensation.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company is asking stockholders to vote on the frequency of future advisory votes on compensation of its named executive officers. This non-binding, advisory vote must be submitted to stockholders at least once every six years.

You have four choices for voting on the following resolution. You can choose whether future advisory votes on executive compensation should be conducted every “ONE YEAR,” “TWO YEARS” or “THREE YEARS.” You may also “ABSTAIN” from voting. Our Board of Directors recommend that the advisory vote on compensation of the Company’s named executive officers occur once every three years to provide sufficient time for the Compensation Committee to evaluate and make changes to the Company’s compensation practices and policies. However, if another frequency receives more votes, our Board of Directors will take that into account when making its decision on how often to hold advisory votes on our named executive officer compensation.

RESOLVED, that the stockholders indicate, by their vote on this resolution, whether future advisory votes on executive compensation should occur every year, every two years or every three years.

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval.   Our Board of Directors will review and consider the vote when making its decision on how often to hold executive compensation advisory votes.  Abstentions, if any, will not have any effect on the results of those deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF THREE YEARS FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

APPROVAL OF THE L.S. STARRETT COMPANY 2017 EMPLOYEES’ STOCK PURCHASE PLAN

The approval of The L.S. Starrett Company 2017 Employees’ Stock Purchase Plan (the “2017 Plan”) is proposed by the Board of Directors. The Board adopted the 2017 Plan on June 7, 2017 subject to stockholder approval. The Company proposes to offer its eligible employees rights to subscribe for up to 500,000 shares of its Common Stock over a five year period commencing October 18, 2017 in accordance with the 2017 Plan.  Like previous plans that have been in effect for many years, the primary purpose of the 2017 Plan is to provide a convenient means for eligible employees to acquire an interest in the future of the Company by purchasing its Common Stock at an option price.  The 2017 Plan contains substantially the same operative provisions as the 2012 Plan. The 2017 Plan is attached to this Proxy Statement as Exhibit I.

The 2017 Plan provides that the options may cover shares of Class A Stock or and, to such extent (if any) as the Board of may determine consistent with the purposes of the 2017 Plan, Class B Stock.  The principal difference between the Class A Stock and the Class B Stock is their respective voting rights, as described above on page 4.  Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time. The 2017 Plan will expire on October 18, 2022, and no options under that plan may be granted thereafter.  The 2017 Plan will give new employees an opportunity to participate in the success of the Company and allow present employee stockholders to invest further if they so desire.  The Company feels that a further financial interest of this type on the part of those who work in the Company and its subsidiaries gives it an added edge that makes a difference in Company performance.

Since October 17, 2012, employees have been granted options for 248,835 shares under the 2012 Plan, including options for 114,416 shares which were canceled or terminated or which expired unexercised through July 31, 2017.  From October 17, 2012 through July 31, 2017, employees purchased 103,391 shares of Common Stock under the 2012 Employee Stock Purchase Plan (the “2012 Plan”).

The 2017 Plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code as an “employee stock purchase plan,” which requires that the 2017 Plan be approved by the holders of the Company’s Common Stock.

The principal features of the 2017 Plan and its tax consequences are described below under separate headings.

A.	Principal Features of the Plan

Scope of the Plan.  A total of not more than 500,000 authorized but unissued shares of Class A Stock or Class B Stock of the Company may be issued under the 2017 Plan, and the Company, from time to time over the next five years, may grant options to its employees and the employees of designated subsidiaries to purchase these shares.

Eligible Employees.  Each employee of the Company (and of its subsidiaries designated to participate in the 2017 Plan) having at least six months of continuous service on the date of grant of an option will be eligible to participate in the 2017 Plan.  However, directors of the Company or of a subsidiary who are not employees of the Company or of a subsidiary and employees owning or deemed to own 5% or more of the Common Stock are not eligible to participate.

Term of Option.  Each option under the 2017 Plan will, unless exercised, expire two years from the date of its grant.

Purchase Price.  The option price for shares under the 2017 Plan will be the lower of 85% of the fair market value of the stock at the time of grant or 85% of the fair market value at the time of exercise.

Number of Shares.  Each employee will be entitled to purchase a maximum of 9,600 shares under the Plan, subject to proportionate reduction in the event the number of shares then being offered under the Plan is over-subscribed.  In addition, no employee will be granted an option that would permit him or her to purchase shares (under the 2017 Plan and all Employee Stock Purchase Plans of the Company and its subsidiaries) to accrue at a rate that exceeds $25,000 in fair market value of stock (determined at the time of grant) for each calendar year during which the option is outstanding.

Method of Participation.  The Company will notify eligible employees of its intention to grant options and each employee will indicate the number of shares for which he or she wishes to subscribe.  Thereafter, the Company will formally grant options for a specified number of shares, exercisable on a specified date two years from the date of grant.

Method of Payment.  An employee who receives an option will authorize payroll deductions to be made from his or her compensation over the two year term of the option.  The employee may make advance cash payments in any amount at any time during the two years, but such advance payments shall not accelerate the exercise of the option.

Rights as Shareholders.  The employee will not have any rights as a shareholder and will not receive dividends with respect to any shares subject to option until he or she has been issued the shares.

Exercise of Option.  The employee may exercise an option by giving written notice to the Company specifying the number of shares he or she wishes to purchase, and representing that the stock is being acquired for investment and not with any existing intention to resell the stock.  The Company is obligated as soon as practicable after receipt of this notice to apply the employee’s accumulated payroll deductions and any additional cash contributions to the purchase price of the shares and to issue and deliver the shares and return any surplus payments, subject to the receipt of any governmental approval and to applicable New York Stock Exchange requirements.

Interest.  Interest will be payable by the Company on any payroll deductions and additional cash contributions accumulated under the 2017 Plan.  Interest will be computed at a rate determined by the Company.

Right to Cancel.  An employee may cancel all or any part of his or her options under the Plan at any time prior to exercise, but if he or she holds more than one option, the options must be canceled in reverse chronological order of their dates of grant.  Upon such cancellation, payments made by the employee with respect to the canceled options will be returned to the employee with interest.

Termination of Employment.  If an employee holds an option at the time his or her employment with the Company or its subsidiaries is terminated either through retirement with the consent of the Employer within three months of the date such option becomes exercisable, or by death whenever occurring, such employee or his or her legal representative by written noticed delivered to the Company on or before the option exercise date may either cancel the option and receive, with interest, the total amount of payments made by the employee or pay the amount which is necessary to complete payment for the shares.  The failure of the employee or his or her legal representative to file a written notice will be treated as an election to cancel the options and receive the payments due on cancellation.  Upon termination of employment with the Company for any other reason, all options held by an employee will terminate and any payments made with respect thereto will be returned to the employee with interest.

Employee’s Rights Not Transferable.  All employees granted options under the 2017 Plan will have the same rights and privileges.  Each employee’s rights will be exercisable during the employee’s lifetime only by the employee and may not be sold, pledged, assigned or otherwise transferred.  An employee’s violation of these restrictions may lead to termination of his or her options by the Company.

Employment Rights.  Nothing in the 2017 Plan is to be construed so as to give any employee the right to be retained in the service of the Company or any subsidiary nor to give the Company or any subsidiary the right to require the employee remain in its service or to interfere with an employee’s right to terminate employment at any time.

Change in Capitalization.  In the event there is a change in the outstanding stock of the Company due to a stock dividend, split-up, recapitalization, merger, consolidation or other reorganization, the aggregate number and class of shares available under the 2017 Plan and under any outstanding options, as well as the option price, will be appropriately adjusted, but only if the Company determines that the adjustment will not constitute a modification of options granted under the 2017 Plan or otherwise disqualify the 2017 Plan under Section 423 of the Internal Revenue Code.

Administration of 2017 Plan.  The Company will administer the 2017 Plan, determine all questions arising thereunder and adopt, administer and interpret the rules and regulations relating to the Plan as it deems necessary or advisable.

Amendment and Termination of 2017 Plan.  The Company will have the right to amend the 2017 Plan at any time, but cannot make a Plan amendment relating to the aggregate number of shares available under the 2017 Plan and the class of employees eligible to participate without the approval of the Company’s stockholders.  If the Company terminates the Plan, it may leave outstanding options in place or provide for acceleration of the option exercise date.

B.	Tax Consequences.

The 2017 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.  The U.S. federal tax treatment of such plans under current tax rules is as follows: An employee who has purchased shares pursuant to an option and who disposes of such shares within 12 months after the transfer of shares to the employee, or within two years from the date of grant of the option, will realize ordinary income for U.S. federal income tax purposes, based on the difference between the option price and the fair market value of the shares on the date of exercise of the option.  If an employee disposes of such shares at any time after satisfying these holding periods or if the employee should die while owning such shares, ordinary income for U.S. federal income tax purposes will be realized based upon the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price, computed as if the option has been exercised at such time.  Any additional gain or loss recognized on the disposition will be treated as a capital gain or loss.

For purposes of computing capital gain or loss on the sale or exchange of shares by the employee, the employee’s tax basis for the shares is equal to the price paid for the shares plus the amount of any ordinary income realized by the employee as a result of the disposition of the shares.  Capital gain or loss recognized upon a sale or exchange of shares will be taxable as long-term capital gain or loss if the employee has owned the shares for more than 12 months on the date of disposition and otherwise as short-term capital gain or loss.

The Company is entitled to a deduction with respect to ordinary income realized by an employee as a result of the disposition of stock issued to a participant in an “employee stock purchase plan” only in the event that the disposition occurs prior to satisfaction of the holding periods described in the first paragraph of this Section.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE
2017 EMPLOYEE’S STOCK PURCHASE PLAN.

PROPOSAL NO. 5

REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE L.S. STARRETT COMPANY 2012 LONG-TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

In 2012, the Board of Directors adopted, and our stockholders approved, The L.S. Starrett Company 2012 Long-Term Incentive Plan (the “2012 Long-Term Incentive Plan”), including the list of potential performance goals and related provisions set forth in the 2012 Long-Term Incentive Plan for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2012 Long-Term Incentive Plan or any increase to the number of shares available for issuance under the 2012 Long-Term Incentive Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) generally does not allow a publicly-held corporation to deduct from its U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its chief executive officer or other named executive officers (excluding its chief financial officer). Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals, the material terms of which are approved by the company’s stockholders. If the company’s compensation committee retains discretion to select which performance goals will apply to a particular performance period, Section 162(m) requires that the material terms of such performance goals be reapproved by the company’s stockholders every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below under “Eligibility”, “Individual Limits” and “Performance Criteria”. Stockholder approval of this proposal is intended to constitute reapproval of the performance goals under the 2012 Long-Term Incentive Plan for purposes of the approval requirements of Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will continue to have authority to grant awards that are not exempt from the limits on deductibility under Section 162(m).

A copy of the 2012 Long-Term Incentive Plan is attached as Appendix A to this Proxy Statement and we urge stockholders to read it in its entirety. The following description of certain features of the 2012 Long-Term Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan.

Plan Information and Performance Goals

Administration. The Compensation Committee administers the 2012 Long-Term Incentive Plan, provided the Compensation Committee may delegate (i) to one or more other members of the Board of Directors such duties, powers and responsibilities as it may determine, (ii) to one or more officers of the Company the power to grant awards to the extent permitted by applicable law, and (iii) to such employees or other persons such ministerial tasks as it deems appropriate. The Compensation Committee has the discretionary authority, subject to the provisions of the 2012 Long-Term Incentive Plan, to interpret the 2012 Long-Term Incentive Plan, to determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award,, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the 2012 Long-Term Incentive Plan.

Stock Subject to the 2012 Long-Term Incentive Plan. A total of 500,000 shares of Class A common stock (“common stock”) may be issued under the Plan, as adjusted for any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure. As of August 18, 2017, there were 472,234 shares available for issuance under the 2012 Long-Term Incentive Plan. The maximum number of shares of stock which may be issued pursuant to or subject to awards of incentive stock options is 500,000. The shares issued or to be issued under the 2012 Long-Term Incentive Plan may be either authorized but unissued shares or previously issued shares acquired by the Company. As of August 18, 2017, the closing price of a share of the common stock of the Company was $6.95.

The number of shares delivered in satisfaction of an award will be determined (i) net of shares underlying the portion of the award that is settled in cash or the portion of any stock option or stock appreciation right (“SAR”) that expires, terminates or is forfeited prior to the issuance of shares thereunder, and (ii) by treating as having been delivered the full number of shares covered by any portion of an SAR that is settled in shares (and not only the number of shares delivered in settlement). For the avoidance of doubt, the number of shares issued in satisfaction of an award shall be determined without reduction for shares withheld by, or tendered to, the Company in payment of any exercise price or tax withholding

Eligibility. Awards may be granted to any key employee or director of, or consultant or advisor to, one or more of the Company and its affiliates. As of August 18, 2017 there were four employees and consultants and five non-employee members of the Board who were eligible to participate in the 2012 Long-Term Incentive Plan.

Individual Limits. The 2012 Long-Term Incentive Plan provides that the maximum number of shares as to which options may be granted to any participant during any fiscal year will be 150,000 and the maximum number of shares as to which stock appreciation rights may be granted to any participant during any fiscal year is 150,000. The 2012 Long-Term Incentive Plan also provides that the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 150,000, and the maximum amount payable to any person in any fiscal year as cash awards will be $2 million.

Types of Awards. Awards under the 2012 Long-Term Incentive Plan may include incentive stock options, nonstatutory stock options, SARs, restricted and unrestricted stock, restricted stock units, and performance-based awards. Each award will be subject to all terms and conditions of the 2012 Long-Term Incentive Plan, and such other terms and conditions as the Compensation Committee may prescribe.

Stock Options and SARs. The exercise price of an option, and the base price against which an SAR is to be measured, are not permitted to be less than the fair market value (or, in the case of an ISO granted to a ten-percent stockholder, 110% of the fair market value) of a share of common stock on the date of grant. The Compensation Committee will determine the time or times at which stock options or SARs become exercisable and the terms on which such awards remain exercisable.

Restricted and Unrestricted Stock. A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions under the 2012 Long-Term Incentive Plan.

Stock Units. A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance conditions or other vesting conditions.

Performance-Based Awards. As noted above, the Compensation Committee may also subject awards under the 2012 Long-Term Incentive Plan to the satisfaction of performance criteria intended to satisfy Section 162(m), as well as other performance-based awards. The satisfaction of such performance criteria may be a condition for the grant, exercisability, vesting or full enjoyment of an award. The performance criteria used in connection with a particular qualified performance-based award will be determined by the Compensation Committee. In the case of performance-based awards intended to qualify for exemption under Section 162(m), the Compensation Committee will use one or more of the performance criteria described below under “Performance Criteria”.

Effect of Termination of Employment. Unless otherwise provided by the Compensation Committee or an award agreement, upon a termination of employment or service, all unvested options and other awards requiring exercise will terminate, and all other unvested awards will be forfeited. Vested options will remain exercisable for one year following death, six months following a termination due to disability or for 60 days following any other termination except a termination for cause (or, if shorter, for the remaining term of the option or SAR). If a participant’s service is terminated for cause, all options and other awards requiring exercise, whether or not vested, will terminate upon such termination of service.

Non-Transferability of Awards. In general, no award under the 2012 Long-Term Incentive Plan may be transferred by the participant, and during the life of the participant, all rights under an award may be exercised only by the participant or his or her legal representative. However, the Compensation Committee may provide that certain awards may be transferred by the participant, without consideration, to a family member.

Performance Criteria. The Compensation Committee may grant awards that are intended to qualify as performance- based compensation under Section 162(m). With respect to any such award, the Compensation Committee will determine the performance criteria and performance period applicable to such award, and whether the performance criteria is intended to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Performance criteria for purposes of awards intended to qualify as performance-based compensation under Section 162(m) are limited to an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; inventory turnover; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Adjustment for Corporate Actions. In the event of certain corporate transactions (including a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the 2012 Long-Term Incentive Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. The Compensation Committee may also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion and preserve the value of awards.

Corporate Transactions. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the 2012 Long-Term Incentive Plan permits the Compensation Committee to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the Compensation Committee may provide for a cash-out payment with respect to some or all awards outstanding. The administrator may provide that any outstanding awards not otherwise assumed, replaced or cashed-out requiring exercise will become exercisable or the delivery of shares will be accelerated to have their restrictions removed, as applicable, in each case on a basis that gives the holder of an award a reasonable opportunity, as determined by the Compensation Committee, following exercise of the award or delivery of the shares, as the case may be, to participate as a stockholder in such transaction. Except as the Compensation Committee may determine and except for awards that are assumed, as discussed above, each award will automatically terminate (and in thecase of outstanding shares of restricted stock will automatically be forfeited) upon consummation of such merger, consolidation or other transaction.

Termination and Amendment. The administrator may amend the Plan or any outstanding award at any time, provided, that except as otherwise expressly provided in the Plan the administrator may not, without the participant's consent, alter the terms of an award so as to materially and adversely affect the participant's rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements), including, without limitation, a reduction in the exercise price of any option (except if the stock of the Company is otherwise adjusted to reflect stock split, recapitalization or other change in the Company’s capital structure) or otherwise constitute a repricing requiring stockholder approval under the New York Stock Exchange rules.

New Plan Benefits. Future awards under the 2012 Long-Term Incentive Plan are discretionary and therefore, are undeterminable at this time.

Federal Tax Effects

The following discussion summarizes certain material federal income tax consequences associated with certain awards under the 2012 Long-Term Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2012 Long- Term Incentive Plan, nor does it cover state, local or non-U.S. taxes or the tax consequences of any other award granted under the 2012 Long-Term Incentive Plan.

ISOs. In general, an optionee realizes no taxable income upon the grant of an ISO or the vesting of an ISO, and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant or upon vesting but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. In general, in the case of an SAR, the holder has no taxable income at the time of grant or the time of vesting, but recognizes income in connection with the exercise of the SAR in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock. In general, in the case of restricted stock, absent an election under Section 83(b) of the Code (a so- called “83(b) election,” described below), the holder has no taxable income at the time of grant, but recognizes ordinary income at the time the restricted stock is no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the fair market value of the common stock at such time and the price paid for the shares, if any. However, a holder may, within 30 days of receiving an award of restricted stock, make a so-called “83(b) election,” pursuant to which the holder elects to recognize ordinary income at the time the restricted stock is granted, rather than as of the time the restricted stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the value of the restricted shares at the time of grant and the price paid for the shares, if any; however, if the restricted stock is subsequently forfeited, the holder may not take a deduction for such loss. A corresponding deduction is available to the Company at the time the holder takes into income amounts in respect of restricted stock; and upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as capital gain or loss for which the Company is not entitled to a deduction.

Unrestricted Stock. In general, in the case of stock grants, the holder has taxable income at the time of grant in an amount equal to the fair market value of the granted shares and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock Units. In general, in the case of restricted stock units and performance units the holder has no taxable income at the time of grant or the time of vesting, but recognizes income in connection with the settlement of such units into shares of common stock and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Section 409A. Awards under the 2012 Long-Term Incentive Plan are intended either to be exempt from, or otherwise comply with, the requirements of Section 409A of the Code and the 2012 Long-Term Incentive Plan shall be governed, interpreted and construed accordingly. However, neither the Compensation Committee nor the Company, nor any of its affiliates or its or their officers, employees, agents or directors will have any liability or responsibility for any adverse tax consequences with respect to an award by reason of any failure of an award to comply with Section 409A or certain other tax rules.

Section 162(m). Where applicable, and absent an exemption, Section 162(m) limits the deduction for compensation payable to certain executive officers (as described above).

The Board of Directors recommends that stockholders vote to reapprove the material terms of the performance goals and related provisions under the 2012 Long-Term Incentive Plan for purposes of 162(m) of the Internal Revenue Code.

PROPOSAL NO. 6

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2018

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to serve as the Company’s independent registered public accountants for fiscal year 2018. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment. The Company expects representatives of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Grant Thornton LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Grant Thornton LLP.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year 2018.

EXHIBIT I

THE L.S. STARRETT COMPANY

2017 EMPLOYEES’ STOCK PURCHASE PLAN

 Section 1.     Purpose and Scope of Plan.

The L.S. Starrett Company 2017 Employees’ Stock Purchase Plan (the “Plan”) is intended to provide a convenient means by which eligible employees of The L.S. Starrett Company (the “Company”) and of such subsidiaries of the Company as the Board of Directors of the Company may from time to time designate (“participating subsidiaries”) may save regularly through voluntary, systematic payroll deductions and use such savings to purchase shares of stock of the Company (“Stock”) at an option price, and thereby acquire an interest in the future of the Company. For all purposes of the Plan, the term “Stock” shall include Class A Common Stock of the Company and, to such extent (if any) as the Board of Directors of the Company may determine consistent with the purposes of the Plan, Class B Common Stock of the Company. The principal difference between the Class A Stock and the Class B Stock is their respective voting rights. Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time.  Like previous plans that have been in effect for many years, the primary purpose of the Plan is to provide a convenient means for eligible employees to acquire an interest in the future of the Company by purchasing its Stock at an option price. The Plan contains substantially the same operative provisions as the 2012 Employees' Stock Purchase Plan. The purpose of the Plan is to help provide personnel a nest egg for retirement. The Plan is not intended to be used as a buy and sell plan while the participant is actively employed. The Plan allows each participant to acquire shares of Stock at a favorable price to accomplish this purpose.

For these purposes, the Company has established this Plan under which it will issue an aggregate of not more than 500,000 authorized but unissued shares of Class A or Class B shares of Stock pursuant to the exercise of options granted only to employees who meet the eligibility requirements set forth in Section 2 hereof. Said options shall, subject to the Company’s right to discontinue the Plan at its discretion at any time, be granted by the Company from time to time over a five-year period commencing with the effective date of the Plan as specified in Section 20 hereof.

For purposes of the Plan, the term “subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as it may from time to time be amended (the “Code”).

Section 2.     Eligible Employees.

Each employee of the Company (and of its subsidiaries designated to participate in the Plan) having at least six months of continuous service on the date of grant of an option will be eligible to participate in the Plan, subject to the provisions of Section 19 hereof. Notwithstanding the foregoing, an employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such employee is also a citizen of the United States or resident alien in the United States) shall not be eligible to participate in the Plan if the grant of an option to such employee is prohibited under the laws of the employee’s foreign jurisdiction or compliance with the laws of the foreign jurisdiction would cause the Plan or an option to violate the requirements of Section 423 of the Code. Individuals who are not employees of the Company or of a subsidiary (including, for the avoidance of doubt, non-employee directors of the Company or of a subsidiary) are not eligible to participate.

By electing to participate in the Plan, each eligible employee agrees to provide such information, as may be requested by the Company, about any disposition of Stock made by him or her within two years after the date of grant of the option and within one year after the employee’s acquisition of such Stock.

Section 3.     Term of Options.

Subject to the terms of the Plan, no option under the Plan may be exercised after 27 months from the date of its grant, or such earlier date as may be provided by the Company in its sole discretion in a manner consistent with and to the extent permitted by Section 423 of the Code.

Section 4.     Purchase Price.

The purchase price of the Stock issued pursuant to the exercise of an option granted under the Plan shall be 85% of the fair market value of the Stock at (i) the time of grant of the option or (ii) the time at which such option is exercised, whichever is less. The fair market value of the Stock shall be determined by the Company.

Section 5.     Number of Shares.

Each employee will be entitled to purchase a maximum of 9,600 shares under the Plan in a single offering period (or such lower amount as may be prescribed under Section 423 of the Code), subject to proportionate reduction in the event the number of shares then being offered under the Plan is over-subscribed. In addition, no employee will be granted an option that would permit him or her to purchase shares under the Plan and all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 in fair market value of Stock (or such other maximum as may be prescribed from time to time by the Code), as determined at the time of grant in accordance with Section 423(b)(8) of the Code, for each calendar year during which any option is outstanding.

Section 6.     Method of Participation.

The Company will notify eligible employees of its intention to grant options and each employee will indicate the number of shares for which he or she wishes to subscribe. Thereafter, the Company will formally grant options for a specified number of shares, exercisable on a specified date two years from the date of grant.

Section 7.     Method of Payment.

An employee who receives an option must execute and deliver to the Company a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Company authorizing payroll deductions to be made from his or her compensation over the two-year period following the option grant. The employee may make advance cash payments in any amount at any time during such two years, but such advance cash payments shall not accelerate the exercise date of the option.

For the avoidance of doubt, such payroll deduction authorization may provide for a suspension or reduction in payroll deductions during specified periods (for example, during unpaid leaves of absence or while a loan or hardship withdrawal from the Company’s 401(k) plan is outstanding), provided that such suspensions and reductions are made available and administered in a manner that is consistent with Section 19 below.

Section 8.     Rights as Shareholders.

The employee will not have any rights as a shareholder and will not receive dividends with respect to any shares subject to an option until he or she has been issued the shares.

Section 9.     Exercise of Option.

The employee may exercise an option by giving written notice to the Company specifying the number of shares he or she wishes to purchase, and representing that the stock is being acquired for investment and not with any existing intention to resell the stock. The Company is obligated, as soon as practicable after receipt of this notice, to apply the employee’s accumulated payroll deductions and any additional cash contributions made by him or her under the Plan to the purchase price of the shares and to issue and deliver the shares and return any surplus payments. No fractional shares of Stock may be purchased pursuant to the exercise of an option under the Plan. Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan shall be subject to the receipt of any required governmental approval and to applicable New York Stock Exchange requirements.

Section 10.     Interest.

Interest will be payable by the Company on any payroll deductions and additional cash contributions accumulated under the Plan. Interest will be computed at a rate determined by the Company.

Section 11.     Right to Cancel.

An employee may cancel all or any part of his or her options under the Plan at any time prior to exercise by notice delivered to the Company in accordance with the procedures prescribed by, and in a form acceptable to, the Company. If the employee holds more than one option, the options must be canceled in reverse chronological order of their dates of grant. Upon such cancellation, payments made by the employee with respect to the canceled options will be returned to the employee, with interest, as soon as administratively practicable thereafter.

Section 12.     Termination of Employment.

If an employee holds an option at the time his or her employment with the Company or its subsidiaries is terminated either through retirement with the consent of the Company, within three months of the date such option becomes exercisable, or by death, whenever occurring, such employee or his or her legal representative may, by written notice delivered to the Company (as described in Section 9 above) on or before the option exercise date, either cancel the option and receive, with interest, the total amount of payments made by the employee or pay the amount which is necessary to complete payment for the shares. The failure of the employee or his or her legal representative to file a written notice will be treated as an election to cancel the options and receive the payments due on cancellation. Upon termination of employment with the Company or its subsidiaries for any other reason, all options granted under this Plan held by an employee will automatically and immediately terminate, and any payments made with respect thereto will be returned to the employee with interest.

Section 13.     Employee's Rights Not Transferable.

All employees granted options under the Plan will have the same rights and privileges consistent with the requirements set forth in Section 423 of the Code, except for employees who are participants in certain sub-plans, as described in Section 17. Any option granted under the Plan will be exercisable during the employee’s lifetime only by the employee and may not be sold, pledged, assigned or otherwise transferred in any manner, except as permitted by the applicable laws of decent and distribution in the case of the employee’s death. An employee’s violation of these restrictions may lead to termination of his or her options by the Company.

Section 14.     Employment Rights.

Nothing in the Plan is to be construed so as to give any employee the right to be retained in the service of the Company or any subsidiary nor to give the Company or any subsidiary the right to require the employee remain in its service or to interfere with an employee’s right to terminate employment at any time.

Section 15.     Change in Capitalization.

In the event there is a change in the outstanding stock of the Company due to a stock dividend, split-up, recapitalization, merger, consolidation or other reorganization, the aggregate number and class of shares available under the Plan and under any outstanding options, as well as the option price, will be appropriately adjusted, but only if the Company determines that the adjustment will not constitute a modification of options granted under the Plan or otherwise disqualify the Plan under Section 423 of the Code.

Section 16.     Administration of the Plan.

The Company will administer the Plan, determine all questions arising thereunder and adopt, administer and interpret the rules and regulations relating to the Plan as it deems necessary or advisable. All determinations and decisions by the Company regarding the interpretation or application of the Plan will be final and binding on all persons.

Section 17.     Sub-Plans; Amendment and Termination of the Plan.

The Company reserves the right to amend, suspend or terminate the Plan at any time, but cannot make a Plan amendment relating to the aggregate number of shares available under the Plan or the class of employees eligible to participate without the approval of the holders of the Company’s Common Stock.

If the Company terminates the Plan, it may leave outstanding options in place or provide for acceleration of the option exercise date.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Company may, in its sole discretion, amend the terms of the Plan, or an option, in order to reflect the impact of local law outside of the United States as applied to one or more employees who are citizens or residents of a foreign jurisdiction and may, where appropriate, establish one or more sub-plans to reflect such amended provisions; provided, however, in no event shall any sub-plan (a) be considered part of the Plan for purposes of Section 423 of the Code or (b) cause the Plan (other than the sub-plan) to fail to satisfy the requirements of Section 423 of the Code.  In the event of any inconsistency between a sub-plan and the Plan document, the terms of the sub-plan shall govern with respect to any employees who are citizens or residents of a foreign jurisdiction. For the avoidance of doubt, shares of Stock purchased under a sub-plan shall reduce the maximum aggregate number of shares available for purchase pursuant to Section 1.

Section 18.     Approval of Stockholders.

The Plan shall not have any force or effect unless it shall have been approved within 12 months before or after its adoption by the Board of Directors by a majority of the votes cast at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding Stock is, either in person or by proxy, present and voting on the Plan.

Section 19.     Compliance with Code.

Notwithstanding any other provisions of the Plan:

No option shall be granted hereunder if it could cause the Plan or any other options issued hereunder to fail to qualify under Section 423 of the Code. Without limiting the foregoing, all employees granted options under the Plan shall have the same rights and privileges, subject to and consistent with the provisions of Section 423(b)(5) of the Code.

 No employee shall be granted an option if such employee, immediately after the grant of an option, would own or would be deemed to own (in accordance with the provisions of Sections 423 and 424(d) of the Code) Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company or of its parent or subsidiary corporations, as defined in Section 424 of the Code.

No employee shall be granted an option under the Plan that would permit his rights to purchase shares of Stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations, as defined in Section 424 of the Code, to accrue at a rate that exceeds $25,000 in fair market value of such Stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

Section 20.     Effective Date.

The effective date of the Plan shall be October 18, 2017.

APPENDIX A

THE L.S. STARRETT COMPANY

2012 LONG-TERM INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 500,000. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) net of shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Stock Option or SAR that expires, terminates or is forfeited prior to the issuance of Stock thereunder, and (ii) by treating as having been delivered the full number of shares covered by any portion of an SAR that is settled in Stock (and not only the number of shares of Stock delivered in settlement). For the avoidance of doubt, the number of shares issued in satisfaction of an Award shall be determined without reduction for shares withheld by, or tendered to, the Company in payment of any exercise price or tax withholding.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The following additional limits will apply to Awards of the specified type granted to any person in any calendar year:

(1) Stock Options: 150,000 shares of Stock

(2) SARs: 150,000 shares of Stock

(3) Awards other than Stock Options, SARs or Cash Awards: 150,000 shares of Stock

(4) Cash Awards: $2 million.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards other than Stock Options, SARs or Cash Awards, assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under a Cash Award assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6. RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after the date that is ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations and execptions as the Administrator may determine.

(4) Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of sixty (60) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or termination due to Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary following the Participant’s death or the six month period ending with the day six months following the Participant’s termination due to Disability, as applicable, (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5) Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6) Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11) Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12) Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b) Stock Options and SARs.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except as provided for in Section 7, no such Award of a Stock Option or SAR, once granted, other than with stockholder approval, may be repriced or repurchased by the Company for cash or other property if the exercise price or base price, as applicable, exceeds the fair market value of a share of Stock as of the date of such repurchase or repricing. Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4) Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. For the avoidance of doubt, no amendment to the Plan shall be effective, unless approved by stockholders, if it, except as provided for in Section 7, would reduce the exercise price of any Stock Option previously granted hereunder or otherwise constitute a repricing requiring stockholder approval under the rules of the applicable stock exchange on which the Stock is admitted to trading.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.

12. ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13. GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Massachusetts law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Massachusetts law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan. In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

 “Company”: The L.S. Starrett Company .

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board.

“Disability”: In the case of any Participant who is a party to an employment, severance-benefit, change in control or similar agreement with the Company or any of its Affiliates that contains a definition of “Disability,” the definition set forth in such agreement will apply with respect to such Participant under the Plan during the term of such agreement. In the case of any other Participant, unless otherwise provided by the Administrator in an Award agreement, “Disability” will mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan in which the Participant participates. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in U.S. Treas. Reg. § 1.409A-3(i)(4)(i)(A).

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof) : sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; inventory turnover; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The L.S. Starrett Company 2012 Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Class A common stock of the Company, par value $1.00 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

The L. S. Starrett Company

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 17, 2017.

Vote by Internet

- Go to **www.investorvote.com/SCX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — MANAGEMENT RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1; "FOR" PROPOSAL 2; "THREE YEARS" PROPOSAL 3; "FOR" PROPOSAL 4; "FOR" PROPOSAL 5; and "FOR" PROPOSAL 6.

1. ELECTION OF DIRECTORS:

NOMINEES:	For	Withhold
Class A Stockholders: 01 - **Thomas J. Riordan**	☐	☐
Class A and B Stockholders: 02 - **Russell D. Carreker**	☐	☐
03 - **Christopher C. Gahagan**	☐	☐

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future votes relating to executive compensation.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

02O74C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. You can view the Annual Report and Proxy Statement on the internet at:
Proxy: http://www.starrett.com/u?Proxy
Annual Report: http://www.starrett.com/u?Annual_Report

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — THE L. S. STARRETT COMPANY

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the 1984 Employee Stock Ownership Plan or the 2013 Employee Stock Ownership Plan (together with the 1984 Employee Stock Ownership Plan, the "Employee Stock Ownership Plans"), instructs Douglas A. Starrett, Francis J. O'Brien and Phillip J. Cote, and each of them, as trustees under the Employee Stock Ownership Plans, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Savings Plan, instructs Mid Atlantic Trust Company as trustee under the 401(k) Savings Plan to constitute and appoint, Douglas A. Starrett, Francis J. O'Brien and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the "Company") to be held on October 18, 2017 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plans or the 401(k) Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting. Shares of stock allocable to the Employee Stock Ownership Plans for which no directions have been received will be voted in proportion to those allocated shares for which directions have been received.